AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2025

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVAX ONE TECHNOLOGY LTD.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of incorporation or organization)

Not applicable.

I.R.S. Employer Identification Number

800-525 West 8th Avenue Vancouver, BC, Canada V5Y 1C6	V5Y 0M6
(Address of principal executive offices)	(Zip Code)

(604) 757-0952

(Telephone Number)

Jolie Kahn, Esq.

430 Park Avenue, 19th floor

New York, NY 10022

(516) 217-6379

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jolie Kahn, Esq.

430 Park Avenue, 19th floor

New York, NY 10022

Phone: (516) 217-6379

Fax: (866) 705-3071

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept your offer to buy any of them until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 5, 2025

AVAX ONE TECHNOLOGY LTD.

Common Shares

Preferred Shares

Warrants

Units

We may, from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common shares, preferred shares, warrants, units or a combination of these securities for an aggregate initial offering price of up to $2,000,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each of the securities. Each time we offer and sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. Any prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you purchase any of the securities offered.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common shares are currently traded on the Nasdaq Capital Market under the symbol “AVX.” On December 4, 2025, the last reported sales price for our common shares was $2.04 per share. The prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any other securities market or exchange of the securities covered by the applicable prospectus supplement.

In addition, these securities also may be resold by selling securityholders. Selling securityholders may offer and sell, from time to time, these securities on terms described in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

We and/or the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution” section of this prospectus for further information.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” section of this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully review these Risk Factors prior to investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2025.

I

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration statement, we or selling securityholders may offer and sell common shares and preferred shares and various series of warrants to purchase common shares or preferred shares, in each case, individually or in units, from time to time and in one or more offerings up to a total dollar amount of $2,000,000,000. Any of the securities described in this prospectus and in a prospectus supplement may be convertible into or exercisable or exchangeable for other securities that are described in this prospectus or which will be described in a prospectus supplement. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

As allowed by SEC rules, this prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each of the securities. Each time we offer and sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. Any prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectuses prepared by or on behalf of us or selling securityholders or to which we have referred you, together with the information incorporated by reference as described under the headings “Where You Can find Additional Information” and “Incorporation of Certain Information by Reference,” including the risks referred to under the heading “Risk Factors” in this prospectus, in the applicable prospectus supplement and any related free writing prospectus and in the other documents that are incorporated by reference into this prospectus, before buying any of the securities being offered. Statements contained in this prospectus and any accompanying prospectus supplement or in any applicable free writing prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information incorporated by reference or provided in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by us or on our behalf or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the applicable document. You should also not assume that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated by reference in this prospectus contain summaries of provisions of certain other documents, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You should only rely on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide you with information different from what is contained or incorporated by reference into this prospectus, applicable prospectus supplement or any related free writing prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, applicable prospectus supplement or any related free writing prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, applicable prospectus supplement or any related free writing prospectus. You should assume that the information contained in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference therein is accurate only as of the date on its face, regardless of the time of delivery of this prospectus, any prospectus supplement, any related free writing prospectus or any sale of a security under this registration statement. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a component.

The terms “AVAX One,” the “Company,” “we,” “our” or “us” in this prospectus refer to AVAX One Technology Ltd. and its wholly-owned subsidiaries, unless the context suggests otherwise.

1

About the Company

General

The Company was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company’s registered and records office address is at 800 – 525 West 8th Avenue, Vancouver, British Columbia, Canada, V5Z 1C6, and our telephone number is (604) 757-0952.

Business Overview

AVAX One Technology, Ltd., formerly known as AgriFORCE Growing Systems Ltd., (“AVAX One” or the “Company”) was incorporated on December 22, 2017 as a private company by filing of Articles of Incorporation in the Province of British Columbia pursuant to the provisions of the Business Corporations Act (British Columbia). The Company’s registered and records office address is at 800 – 525 West 8th Avenue, Vancouver, British Columbia, Canada, V5Z 1C6. On November 13, 2025, the Company changed its name to AVAX One Technology Ltd. (the defined term the “Company” also includes the recent name change entity to AVAX One Technology Ltd.) and its Nasdaq ticker symbol to AVX.

In the fourth quarter of 2024, the Company commenced operations as a sustainable bitcoin miner, and the Company now owns and operates three Bitcoin mining facilities, one in Alberta, Canada and two in Ohio, for a total of 1,522 BITMAIN Antminer S19j units, 81 BITMAIN Antminer S19k Pro units and 50 BITMAIN Antminer S21 XP units. These facilities are powered by flared natural gas, demonstrating the Company’s promotion of sustainable energy and environmental stewardship.

Transition to AVAX One

On September 22, 2025, the Company entered into subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with certain institutional and accredited investors (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company, subject to the restrictions and upon satisfaction of the conditions in the Subscription Agreements, agreed to sell in one or more private placement transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Offering”), to the Investors Company common shares, no par value per share (in generality, the “Common Shares”, and the aggregate number thereof referenced in this sentence, the “Shares”). The per Share purchase price was $2.36 (the “Share Price”).

On November 5, 2025 (the “Closing Date”), upon the satisfaction of all conditions in the Subscription Agreements, the PIPE Transaction closed, and the Company issued to the Investors an aggregate of 86,690,657 Common Shares and pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of 6,123,837 Common Shares in the PIPE Transaction. The Common Shares were sold at an offering price of $2.36 per Common Share, and the Pre-Funded Warrants were sold at an offering price of $2.3599 per Pre-Funded Warrant, which represents the per share offering price less the $0.0001 per share exercise price for each such Pre-Funded Warrant.

The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

2

Of the aggregate $219.0 million purchase price for the Shares, an aggregate of (i) $145.4 million was paid in cash, the cryptocurrency stablecoin commonly referred to as USDC (“USDC”) based on a purchase price of $1.00 per USDC, and the cryptocurrency stablecoin commonly referred to as USDT (“USDT” and together with USDC, “Stablecoins”) based on a purchase price of $1.00 per USDT, and (ii) $73.7 million was paid in the native cryptocurrency of the Avalanche Network, referred to as AVAX Tokens (“AVAX Tokens”), which was valued for purposes of the Subscription Agreements at the volume-weighted average price of an AVAX Token (rounded to two decimal places) during the 14 consecutive calendar days ending on the Funding Payment Deadline (as defined in the Subscription Agreements) based on midnight UTC, calculated by using the hourly volume and the Messari Price as reported on messari.io (the “Specified AVAX Token Value”).

As of the Closing Date and after giving effect to the Common Shares (but not pre funded warrants) issued in the PIPE transaction, there were 93,112,148 Common Shares issued and outstanding.

Cohen & Company Securities, LLC acted as the sole placement agent in connection with the Offering.

The Company intends to use up to $10 million of the cash net proceeds from the Offering for general corporate purposes initiated after closing and for pre-existing working capital commitments or obligations, and the remaining cash net proceeds for the acquisition of AVAX Tokens. The AVAX Tokens acquired, together with the remaining net proceeds, will be used for the establishment of the Company’s cryptocurrency treasury operations to the extent consistent with the Company’s investment policy as amended or otherwise modified from time to time. In connection with the announcement of the Offering, the Company announced the launch of its digital asset treasury reserve strategy, which became effective upon the closing of the Offering, pursuant to which the Company plans to use AVAX Tokens as its primary treasury reserve asset on an ongoing basis.

The Company also intends to continue substantive operation of its Bitcoin mining business. The Company’s current management team, consisting of Jolie Kahn, as Chief Executive Officer, and Chris Polimeni, as Chief Financial Officer, will continue in their respective roles with the Company after the closing of the Offering. Furthermore, with the exception of Amy Griffith who is continuing as a director of the Company after closing, all prior directors of the Company resigned on the Closing Date of the Offering and were replaced by the newly appointed directors.

Registration Rights

In the Subscription Agreements, the Company agreed to, among other things, use reasonable best efforts to submit or file with the Securities and Exchange Commission (the “SEC”), within 30 calendar days after the closing of the Offering, a registration statement on Form S-3 (or Form S-1 if Form S-3 is not available) (the “Registration Statement”), registering the resale of the Registrable Securities (as defined below), and the Company agreed to use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing and upon the earlier of (i) the twenty-fifth (25th) business day (or sixtieth (60th) business day if the SEC notifies the Company that it will “review” the Registration Statement) following the filing date and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company agreed to use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the earlier of (a) the Investors cease to hold any Registrable Securities, (b) the date all Registrable Securities held by the Investors may be sold without restriction under Rule 144 of the Securities Act, including without any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144, and (c) three years from the effective date of the Registration Statement. “Registrable Securities” means the Shares and any Common Shares issued or issuable with respect to the Shares as a result of any share split or subdivision, share dividend, recapitalization, exchange or similar event.

3

Asset Management Agreement

On September 18, 2025, the Company entered into an Asset Management Agreement (the “Asset Management Agreement”) with Hivemind Capital Partners, LLC (the “Asset Manager”). The Asset Manager shall provide discretionary asset management services with respect to, among other assets (including without limitation certain subsequently raised, received or allocated funds or assets), the Company’s proceeds from the Offering (the “Account Assets”) in connection with any of the Company’s digital asset strategies, in accordance with the terms of the Asset Management Agreement. The custodians under the Asset Management Agreement will consist of cryptocurrency wallet providers agreed to by the Company and the Asset Manager. The Asset Management Agreement will become effective upon closing of the Offering.

The Company shall pay the Asset Manager an annual management fee (the “Management Fee”) equal to one and one-quarter percent (1.25%) of the Account Size (as defined in the Asset Management Agreement). The Management Fee will be calculated and payable quarterly in advance, as of the first business day of each calendar quarter. In addition to the Management Fee, the Company will reimburse the Asset Manager for all documented out-of-pocket expenses incurred by the Asset Manager in connection with the performance of the Asset Manager’s duties under the Asset Management Agreement.

The Asset Management Agreement will, unless early terminated, continue in effect until the tenth anniversary of the Effective Date (as defined in the Asset Management Agreement) and, unless a party to the agreement elects to not continue the effectiveness of the Asset Management Agreement, will continue for successive five-year renewal periods upon the mutual agreement of the Asset Manager and the Company. The Asset Management Agreement may be terminated at any time for cause (i) by the Company upon at least 30 days prior written notice to the Asset Manager and (ii) by the Asset Manager upon at least 60 days prior written notice to the Company. The Asset Manager may immediately terminate the Asset Management Agreement upon written notice to the Company if the Asset Manager reasonably determines that the continuation of its services or the Asset Management Agreement would result in a violation of any applicable law, regulation, or regulatory guidance.

Strategic Advisor Agreement

On the Closing Date, in connection with the closing of the PIPE Transaction, the Company entered into two Strategic Advisor Agreements (each, a “Strategic Advisor Agreement” and collectively, the “Strategic Advisor Agreements”) with each of Anthony Scaramucci (through Ground Tunnel Capital LLC) and Brett Tejpaul (Messrs. Scaramucci and Tejpaul are collectively referred to as the “Strategic Advisors”), pursuant to which the Company engaged the Strategic Advisors to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the digital asset and financial services sector for an initial term of one year, which will automatically renew for up to two successive one year periods unless the respective Strategic Advisor or the Company provides written notice of its intention not to extend. Either the Company or the Strategic Advisor may terminate a Strategic Advisor Agreement upon 30 days’ prior written notice to the other party in the event of a material breach that remains uncured at the end of such 30-day period or immediately upon written notice to the other party in the event of willful misconduct, gross negligence, or fraud by such other party or any allegation thereof.

Pursuant to the terms of each Strategic Advisor Agreement, the Company issued to the Strategic Advisors an aggregate of 928,145 restricted Common Shares (the “Strategic Advisor Shares”). These Shares vest monthly over a period of 36 months in equal increments in the aggregate of 1/36 of the total Strategic Advisor Shares per month, and if the Agreements are terminated at the end of any one year period, any unvested shares will be forfeited. The Strategic Advisor Agreements also contain customary representations and warranties, confidentiality provisions and limitations on liability.

4

On September 17, 2025, the Company’s Board of Directors approved the issuance of restricted Common Shares to the following parties in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, which shares shall be issued on September 18, 2025 at a price equal to the per share closing price on September 17, 2025. All shares issued hereunder are subject to lockup agreements entered into by those officers and directors in January 2025.

Each of directors, David Welch, John Meekison, Elaine Goldwater and Richard Levychin, received 42,194 restricted common shares, and director, Amy Griffith received 21,097 restricted common shares.

Jolie Kahn received 46,413 restricted common shares owed to her for compensation due for prior services rendered.

Each of Jolie Kahn and Chris Polimeni received an equity bonus of 105,485 restricted common shares in recognition of prior services to the Company.

David Welch shall receive 42,194 restricted common shares in recognition of prior services to the Company.

On September 15, 2025 and September 17, 2025, Company common shares were issued to the following parties in partial conversion of the Debentures previously issued to them by the Company in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

09/15/25	Pioneer Capital Anstalt	156,155

09/17/25	Anson Investments Master Fund	193,440

09/17/25	Anson East Master Fund LP	54,560

On November 19, 2925, the Company’s Board of Directors (the “Board”) has authorized a share repurchase program of up to $40 million of the Company’s common shares. The Board will periodically review the Company’s Repurchase Program and may decide to extend its term or increase the authorized amount. Repurchases under the program, which has a one year term, may be made from time to time through open market purchases or other means permitted under applicable securities laws and regulations. The timing and amount of repurchases under the program will depend on market conditions, regulatory requirements, capital allocation alternatives, and other corporate considerations. The Company is not obligated to repurchase any specific number of shares, and the program may be suspended or discontinued at any time.

As of November 12, 2025, the Company purchased in the ordinary course of business 7,220,216.61 AVAX tokens from the Avalanche Foundation for a total purchase price of $80,000,000.

Reverse Share Split

On July 28, 2025, the Company effected a one-for-nine reverse share split of the Company’s issued and outstanding common shares (the “Reverse Split”). As a result of the Reverse Split, every 9 shares of the Company’s old common shares were converted into one share of the Company’s new common shares. Fractional shares resulting from the Reverse Split were sold at the then prevailing price on the open market, with the proceeds being distributed on a pro-rata basis to the impacted shareholders. The Reverse Split automatically and proportionately adjusted all issued and outstanding shares of the Company’s common shares, as well as convertible debentures, convertible features, prefunded warrants, options and warrants outstanding at the time of the date of the Reverse Split. The exercise price on outstanding equity-based grants was proportionately increased, while the number of shares available under the Company’s equity-based plans was proportionately reduced. Share and per share data (except par value) for the periods presented reflect the effects of the Reverse Split. References to numbers of common shares and per share data in the accompanying financial statements and notes thereto for periods ended prior to July 28, 2025 have been adjusted to reflect the Reverse Split on a retroactive basis.

5

RISK FACTORS

Investing in any securities offered pursuant to this prospectus, the applicable prospectus supplement and any related free writing prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, any related free writing prospectus and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, the applicable prospectus supplement, which may include additional risk factors, and any related free writing prospectus, before deciding whether to purchase any of the securities being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Declines in the broader cryptocurrency market could adversely affect the AVAX token, our business and the value of our digital assets.

The market prices of cryptocurrencies, including AVAX tokens and any others that we may hold or use in connection with our products and services, have historically been subject to extreme volatility. Broad declines in cryptocurrency values — whether due to regulatory developments, macroeconomic conditions, reduced adoption, security breaches, market manipulation, or other factors — could materially and adversely affect demand for our offerings, our financial condition, and the fair value of any digital assets we hold. Sustained or significant downturns in the cryptocurrency market could reduce customer activity, impair our ability to raise capital, and lead to write-downs or other non-cash charges, any of which could negatively impact our business and operating results and the trading price of our common shares.

In relation to our acquisition, accumulation, holding, storing, selling, transferring or otherwise using any cryptocurrencies, there is a risk that rules or regulations could change, impacting the value of any such cryptocurrencies we hold and our ability to continue to use them or how we recognize, use and value them.

As cryptocurrencies are relatively novel and the application of state and federal securities laws and other laws and regulations to cryptocurrencies are unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of cryptocurrencies. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrencies or the ability of individuals or institutions such as us to own or transfer cryptocurrencies.

If cryptocurrencies are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of cryptocurrencies and in turn adversely affect the market price of our common stock. Moreover, the risks of us engaging in a cryptocurrency treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future. Additional risks include, but are not limited to, changes in how we must value any cryptocurrencies we hold, which could impact our balance sheet and income statement, or our ability to hold, use or dispose of them. In addition, new forms of taxation on the receipt, accumulation, acquisition, holding, storing, transferring, selling or otherwise using cryptocurrencies could alter, diminish or destroy the value proposition for such cryptocurrencies or how we value any cryptocurrencies we may hold at that time, which could negatively impact our balance sheet or income statement.

A principal component of our cryptocurrency treasury reserve policy is the acquisition of AVAX tokens, the price of which has been, and will likely continue to be, highly volatile. Our operating results and share price may significantly fluctuate due to the highly-volatile nature of the price of such digital assets and erratic market movements.

In connection with the consummation of our recent offering of common shares and warrants, we acquired AVAX tokens for the establishment of our cryptocurrency treasury operations. Digital assets generally are highly volatile assets. In addition, digital assets do not pay interest or returns other than staking rewards and so the ability to generate a return on investment from the net proceeds of any financings will depend on whether there is appreciation in the value of digital assets following our purchases of digital assets with the net proceeds from such financings. Future fluctuations in digital asset trading prices may result in our converting digital assets into cash with a value substantially below what we paid for such digital assets. If investors perceive our share price as a proxy for AVAX tokens, the lack of a continuous redemption/creation arbitrage can cause persistent, material premiums or discounts to intrinsic value. While staking of AVAX tokens held by us can generate a return, there is no guarantee a market for staking of AVAX tokens will continue or expand or that the yield on such staking will remain at current levels.

Our common stock may trade at a substantial premium or discount to the value of the AVAX tokens we hold, and our stock price may be more volatile than the price of AVAX tokens.

The market price of our common stock reflects many factors that do not affect the spot price of AVAX tokens and may therefore diverge materially — positively or negatively — from the per-share value of our AVAX token holdings (net of cash, other assets and liabilities). These factors include, among others: our corporate-level expenses; taxes; the timing, size and pricing of equity or debt financings (including at-the-market offerings, equity line financings or convertible securities), equity awards and other sources of dilution; expectations about our future purchases or sales of AVAX tokens or staking activity; our liquidity and public float; differences in trading hours and market microstructure between our common stock and spot markets for AVAX tokens; changes in index inclusion, analyst coverage or investor sentiment toward us as an operating company; our corporate governance, financial reporting, and any actual or perceived operational, custody, technology or regulatory risks specific to us; and broader equity-market conditions independent of crypto-asset markets. As a result, our common stock may trade at a premium or discount to the value of our AVAX token holdings for extended periods, and may be more volatile than the price of tokens. Accordingly, investors could lose all or a substantial part of their investment even if the market price of AVAX tokens does not decline, and may AVAX not benefit commensurately from increases in the market price of AVAX tokens.

6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This base prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this document and the materials accompanying this document are forward-looking statements. These statements are based on current expectations of future events. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates” or similar expressions. Forward-looking statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including the important factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.

All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements, unless required by applicable law, and you should not rely on these forward-looking statements as predictions of future events. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

7

USE OF PROCEEDS

Except as described in the applicable prospectus supplement or in any free-writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities under this prospectus, if any, to purchase AVAX tokens, additional Bitcoin Mining servers, and for general corporate purposes, including strategic acquisitions, joint ventures, expansion of existing assets, and repayment of debt and other outstanding obligations.

The amounts and timing of our use of the net proceeds from the sale of securities under this prospectus will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus or any applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in interest-bearing instruments.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

8

DESCRIPTION OF COMMON SHARES

General

We are authorized to issue an unlimited number of common shares, at no par value per share. As of December 4, 2025, we had 93,112,148 common shares issued and outstanding.

Holders of the Company’s common shares are entitled to one vote for each share on all matters submitted to a shareholder vote, except any meetings at which holders of another specified class or series of shares are entitled to vote separately. Holders of common shares do not have cumulative voting rights. At each annual general meeting number of directors to be elected for the ensuing year is set by shareholders pursuant to an ordinary resolution requiring approval by a majority of the votes cast at the meeting Once the number is set, that number of nominees receiving the greatest number of votes in favour of their election at the meeting will form the board of directors for the ensuing year. Holders of the Company’s common shares representing 33.3% of the issued and outstanding common shares entitled to vote at the meeting, , represented in person or by proxy, are necessary to constitute a quorum at any meeting of shareholders. A vote by the holders of at least 2/3 of the votes cast at a general meeting is required to effectuate certain fundamental corporate changes such as liquidation, amalgamation or arrangement.

Holders of the Company’s common shares are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of shares, if any, having preference over the common shares. The Company’s common shares have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Continental Stock Transfer & Trust Company, NY, NY.

Listing

Our common shares are currently traded on the Nasdaq Capital Market under the symbol “AVX.”

9

DESCRIPTION OF PREFERRED SHARES

General

The Company’s articles of incorporation authorize the issuance of an unlimited number of shares of “blank check” preferred shares, no par value per share, in one or more series, of which no shares were outstanding as of September 30, 2025, subject to any limitations prescribed by law, without further vote or action by the shareholders. Each such series of preferred shares shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred shares are available for possible future financings or acquisitions and for general corporate purposes without further authorization of shareholders unless such authorization is required by applicable law, the rules of the Nasdaq Capital Market or other securities exchange or market on which our shares are then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred shares being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred shares;

●	the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred shares shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred shares;

●	any voting rights of the preferred shares;

●	the provisions for redemption, if applicable, of the preferred shares;

●	any listing of the preferred shares on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred shares will be convertible into our common shares, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred shares;

●	and any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

The terms, if any, on which the preferred shares may be convertible into or exchangeable for our common shares will also be stated in the applicable prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common shares to be received by the holders of preferred shares would be subject to adjustment.

10

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred shares or common shares. Warrants may be issued independently or together with any preferred shares or common shares, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common shares or preferred shares will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred shares or common shares, holders of the warrants will not have any of the rights of holders of the common shares or preferred shares purchasable upon exercise, including in the case of securities warrants for the purchase of common shares or preferred shares, the right to vote or to receive any payments of dividends on the preferred shares or common shares purchasable upon exercise.

11

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of common shares, preferred shares or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common shares, preferred shares and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

12

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) via so called “at-the-market” or “ATM” offerings, or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

13

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common shares from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the common shares, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell common shares to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell common shares to such broker-dealer as principal, we will enter into a separate agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common shares all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

14

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Farris LLP of Vancouver Canada. If certain legal matters in connection with an offering of the securities covered by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters, if any, of such offering, that counsel will be named in the related prospectus supplement for such offering.

EXPERTS

The consolidated balance sheets of AgriForce Growing Systems Ltd. as of December 31, 2024 and December 31, 2023, and the related consolidated statements of comprehensive loss, changes in shareholders’ equity, and cash flows for the years then ended have been audited by Marcum LLP, as stated in its reports, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website, www.avax-one.com under the heading “SEC Filings” in the “Investor Relations” section of our website. The information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules, in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

15

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2024 filed on April 7, 2025, as amended, and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 15, 2025, for the quarter ended June 30, 2025, filed on August 14, 2025 and for the quarter ended on September 30, 2025, filed on November 14, 2025;

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 16, 24 and 30, 2025, March 10, 2025, April 7 and 25, 2025, May 1 and 7, 2025, June 6, 2025, August 5, 2025, September 18 and 22, 2025, October 23, and 27, 2025, and November 6, 12, 13 and 20, 2025; and

●	The description of our common shares contained in our registration statement on Form 8-A filed on July 2, 2021.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (604) 757-0952 or by writing to us at the address set forth on the cover of this registration statement.

16

$2,000,000,000

Common Shares

Preferred Shares

Warrants

Units

AVAX ONE TECHNOLOGY LTD.

Prospectus

                       , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item	Amount
SEC registration fee	$276,200
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar’s fees and expenses	*
Miscellaneous expenses	*
Total	*

* These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Our bylaws, as amended, provide to the fullest extent permitted by British Columbia law, that our directors or officers shall not be personally liable to us or our shareholders for damages arising from the performance of such director’s or officer’s duties. The effect of this provision of our bylaws, as amended, is to eliminate our right and our shareholders’ rights (through shareholders’ derivative suits on behalf of our Company) to recover damages against a director or officer arising from the performance of such director’s or officer’s duties, except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

Exhibit Number	Description of Document

1.1	Placement Agency Agreement*
1.2	Form of Underwriting Agreement.*
4.1	Articles of Incorporation and Bylaws (incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on December 16, 2020).
4.2	Form of Certificate of Designation.*
4.3	Form of Preferred Share Certificate.*
4.4	Form of Warrant Agreement.*
4.5	Form of Warrant Certificate.*
4.6	Form of Share Purchase Agreement.*
4.7	Form of Unit Agreement.*
5.1	Legal Opinion*
23.1	Consent of Marcum LLP.**
23.2	Consent of Legal Counsel (contained in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature pages of this registration statement)
107	Filing Fee Table**

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act:

(1) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, BC, Canada, on December 5, 2025.

AVAX ONE TECHNOLOGY LTD.

By:	/s/ Jolie Kahn
Name:	Jolie Kahn
Title:	Chief Executive Officer

By:	/s/ Chris Polimeni
Name:	Chris Polimeni
Title:	Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Jolie Kahn and Chris Polimeni and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jolie Kahn	Chief Executive Officer (Principal Executive Officer)	December 5, 2025
Jolie Kahn

/s/ Chris Polimeni	Chief Financial Officer (Principal Financial and Accounting Officer)	December 5, 2025
Chris Polimeni

/s/ Matt Zhang	Director	December 5, 2025
Matt Zhang

/s/ Young Cho	Director	December 5, 2025
Young Cho

/s/ Amy Griffith	Director	December 5, 2025
Amy Griffith

/s/ Dan Mendes	Director	December 5, 2025
Dan Mendes

/s/ Xiao Xiao Zhu	Director	December 5, 2025
Xiao Xiao Zhu

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